UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 15, 2025

CONNECTONE BANCORP, INC.

(Exact name of Company as specified in its charter)

New Jersey	000-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code  (201) 816-8900

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNOB	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 5.25% Series A Non-Cumulative, perpetual preferred stock)	CNOBP	NASDAQ

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 15, 2025, ConnectOne Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co., as representatives of the underwriters named therein, with respect to the issuance and sale of $200,000,000 of the Company’s 8.125% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. The Company also agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture and Third Supplemental Indenture

The terms of the Notes are governed by the Indenture, dated as of January 17, 2018 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank, National Association), as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture, dated as of May 20, 2025 (the “Third Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), entered into between the Company and the Trustee.

Subordinated Notes

The Notes were offered pursuant to a prospectus, dated December 10, 2024, filed as part of the Registration Statement on Form S-3 (File No. 333- 283717) originally filed with the Securities and Exchange Commission under the Securities Act on December 10, 2024, which became automatically effective upon filing, as supplemented by a preliminary prospectus supplement dated May 15, 2025 (the “preliminary prospectus supplement”), a final prospectus supplement dated May 15, 2025 (the “final prospectus supplement”, and together with the preliminary prospectus supplement, the “prospectus supplement”), and the free writing prospectuses, each dated May 15, 2025.

The offering and sale of the Notes closed on May 20, 2025. The net proceeds from the sale of the Notes to the Company were approximately $196,500,000 after giving effect to the underwriting discount of 1.5% and estimated expenses of the offering of the Notes. The Company intends to use a portion of the proceeds to redeem the $75,000,000 of its outstanding 5.750% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “2030 notes”) during 2025, contributing $100 million to ConnectOne Bank, the Registrant’s wholly owned banking subsidiary (the “Bank”), as regulatory capital, and the remainder for general corporate purposes, which may include providing capital to support the Company’s growth organically or through strategic acquisitions, repaying indebtedness and financing investments and capital expenditures, repurchasing shares of the Company’s common stock, and for additional investments in the Bank as regulatory capital.

The terms of the Notes are set forth in the Indenture. The Notes will bear interest at 8.125% annually from, and including, the date of initial issuance to, but excluding, June 1, 2030 or the date of earlier redemption, payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2025. From and including June 1, 2030 through maturity or earlier redemption, the interest rate shall reset quarterly to an interest rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR (as defined in the Third Supplemental Indenture), plus 441.5 basis points, payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year, commencing on September 1, 2030. Notwithstanding the foregoing, if the benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.

The Company may, at its option, redeem the Notes (i) in whole or in part beginning with the interest payment date of June 1, 2030, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations, including capital regulations.

The Notes are general, unsecured, subordinated obligations of the Company and will (i) rank junior in right of payment and upon the Company’s liquidation to any of the Company’s existing and all future senior indebtedness (as described under “Description of the Notes—Subordination of the Notes” in the Prospectus Supplement), whether secured or unsecured; (ii) rank junior in right of payment and upon the Company’s liquidation to any of its existing and all of its future general creditors; (iii) rank equal in right of payment and upon the Company’s liquidation with any of the Company’s future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, including the 2030 notes; (iv) rank senior to the Company’s obligations relating to any junior subordinated debt securities issued to the Company’s capital trust subsidiaries; (v) rank senior in right of payment and upon the Company’s liquidation with any of the Company’s indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and (vi) be effectively subordinated to the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of the Company’s subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

The foregoing summaries of the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture and the Notes are not complete and are each qualified in their entirety by reference to the complete text of the respective documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety. A copy of the opinion of Windels Marx Lane & Mittendorf, LLP, counsel to the Company, regarding the legality of the Notes is filed as Exhibit 5.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 15, 2025, by and between the Company and the Bank and Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co.

4.1	Indenture, dated as of January 17, 2018, between the Company and U.S. Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of ConnectOne Bancorp, Inc.’s Current Report on Form 8-K filed January 17, 2018 (File No. 000-11486))

4.2	Third Supplemental Indenture, dated as of May 20, 2025, between the Company and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank, National Association), as Trustee.

4.3	Form of 8.125% Fixed-to-Floating Rate Subordinated Note due 2035 (included in Exhibit 4.2).

5.1	Opinion of Windels Marx Lane & Mittendorf, LLP regarding the legality of the Notes.

23.1	Consent of Windels Marx Lane & Mittendorf, LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: May 20, 2025	By:	/s/ William S. Burns
WILLIAM S. BURNS
Senior Executive Vice President and
Chief Financial Officer